                                                                    Exhibit 10.1


                          FORM OF EMPLOYMENT AGREEMENT

  THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of the _____ day of __________, 1998, by and between [Marshall T. Leeds][Philip C. Stapleton][Joel E. Marks], a resident of the State of _________ ("Executive"), and JW GENESIS FINANCIAL, CORP., a Florida corporation (the "Company").

1.  DUTIES AND EXTENT OF SERVICES
    -----------------------------

  1.1  POSITION AND DUTIES.  [See Rider 1.1]
       -------------------

  1.2  EXTENT OF SERVICES.  Executive agrees to devote his full working time,
       ------------------
energy, and skill to the business of the Company and to the promotion of the Company's interests and to discharge his duties in good faith.

  [See Rider 1.3]

2.  TERM
    ----

  The term of this Agreement (the "Term") shall commence on ___________, 1998 and shall continue to December 31, 2001, and shall be automatically renewed for successive one-year terms unless either party notifies the other in writing of its election not to renew at least six months prior to the scheduled termination of the Term or any renewal term. This Agreement may be earlier terminated only in accordance with Section 7 hereof.

3.  COMPENSATION
    ------------

  3.1  BASE SALARY.  The Company shall pay Executive a base annual salary (the
       -----------
"Base Salary") of [See Rider 3.1A] Thousand Dollars ($XXX,000.00) for each fiscal year during the Term (prorated for any partial fiscal year), subject, however, to increase for each fiscal year beginning January 1, 1999 by (a) an amount equal to the increase for the previous year in the Consumer Price Index for Urban Wage Earners and Clerical Workers, [U.S. City Average] [See Rider 3.1B] All Items, 1967=100 (the "Cost of Living Adjustment") or (b) by such higher amount as may be approved by the Board or the Compensation Committee thereof upon consideration of such factors that it believes to be relevant and appropriate. Each year's executive compensation analysis shall be considered by the Board within 45 days following the end of the immediately preceding fiscal year; adjustments to Executive's Base Salary for the ensuing fiscal year shall be made within 75 days of the commencement of that year, and shall be applied retroactive to such commencement date. All Base Salary shall be paid in equal periodic installments in accordance with the Company's normal payroll schedule.

  3.2  INCENTIVE BONUS PLAN PARTICIPATION.  In addition to the base salary,
       ----------------------------------
Executive will be entitled to participate in the Newco Incentive Bonus Plan, pursuant to and subject to the provisions of which Executive will be entitled to receive [See Rider 3.2A] % of an executive bonus compensation pool (the "Executive Compensation Pool") consisting of an aggregate of 15% of the annual pre-tax profits of the Company; provided, however, that such percentage may be reduced at the discretion of the committee administering the plan but not below [See Rider 3.2B] %.

  3.3  GENERAL INCENTIVE COMPENSATION PROGRAMS.  The Company hereby agrees that
       ---------------------------------------
Executive shall be entitled to participate, to an extent consistent with his title and Base Salary, in such incentive compensation programs, including stock option or other stock-based compensation plans or programs, as may be established by the Board for the Company's officers, other key employees, or employees as a group.

  3.4  RESTRICTED STOCK INCENTIVE PLAN.  Pursuant to and subject to the
       -------------------------------
provisions of the Newco Incentive Bonus Plan and the award agreements issued thereunder, upon the adoption of a Restricted Stock Incentive Plan by the Company (the "Restricted Stock Plan"), which may be included in and adopted as part of the Newco Incentive Bonus Plan, twenty-five percent (25%) of Executive's annual incentive compensation payable thereafter, including pursuant to Section 3.2, at the option of [Rider 3.4] the Company, will be paid in the form of restricted Company common stock. The restricted stock will be awarded at eighty percent (80%) of the average closing price of the common stock for the last ten consecutive trading days in the calendar year to which the bonus relates and shall vest 50% on each of the first and second anniversary of the award. The Executive may elect to exchange up to one-third of the restricted stock awarded under the Restricted Stock Plan for a non-qualified stock option to purchase three shares for each share of restricted stock awarded, at an exercise price per share equal to the average closing price of the common stock for the last ten consecutive trading days in the calendar year to which the bonus relates. Any such non-qualified stock option shall vest and be exercisable as to one-third of the total number of shares on each of the first three anniversaries of the grant date thereof, which shall be the same date on which the restricted exchange was made and will have a ten year life, with provisions for accelerated vesting upon change in control, death, disability, or retirement.

4.  BENEFITS
    --------

  During Executive's employment hereunder, Executive shall: (a) be eligible to participate in employee fringe benefits and any pension or profit sharing plans that may be provided by the Company for executive employees in accordance with the provisions of any such plans, as the same may be in effect from time to time; (b) be eligible to participate in any medical and health plans or other employee welfare benefit plans that may be provided by the Company for its executive employees in accordance with the provisions of any such plans, as the same may be in effect from time to time [See Rider 4.1]; (c) be entitled to annual paid vacation in accordance with Company policy that may be applicable to executive employees from time to time; and (d) be entitled to sick leave, sick pay, and disability benefits in accordance with any Company policy that may be applicable to executive employees from time to time.

  [See Rider 4.2]

5.  CONFIDENTIAL INFORMATION
    ------------------------

  Executive agrees that he will hold in a fiduciary capacity, for the benefit of the Company, all secret or confidential information, knowledge, or data of the Company ("Confidential Information") obtained by him during his employment by the Company, and will not disclose such information to any person other than in the course of performing his duties hereunder or as may be required by law or by order of a court or other regulatory authority of competent jurisdiction, unless the Company shall consent in writing thereto. Additionally, Executive agrees that, after termination of his employment under this Agreement, he will not disclose, at any time, to any person, any Confidential Information constituting a trade secret under applicable law and, for a period of one (1) year after termination of employment under this Agreement for cause, Executive will not disclose Confidential Information to any person whether or not such information constitutes a trade secret under applicable law. For the purposes of this
Section 5, information that is or becomes a part of the public domain (other than as a result of Executive's breach) shall not be deemed Confidential Information.

6.  NO RECRUITMENT; NON-COMPETITION
    -------------------------------

  6.1.  NO RECRUITMENT.  During Executive's employment hereunder and for one (1)
        --------------
year after the termination of Executive's employment hereunder for cause (or for such time as Executive is receiving severance pay from the Company for termination other than for cause) plus, at the option of the Company, an additional six (6) months provided that during such six-month period Executive is then being employed for a base compensation of at least [RIDER 6.1A] per month or the Company pays to Executive [RIDER 6.1B] per month), Executive will not, directly or indirectly, (a) induce or conspire with, or attempt to induce or conspire with, any of the officers or employees or registered representatives of the Company or any of its subsidiaries or affiliates to terminate their employment or relationship with or compete against the Company or any of its subsidiaries or affiliates, or any of the clients or customers of any such entity to terminate their relationship with any such entity, or (b) divert or attempt to divert any or all of such clients' or customers' business with the Company or any of its subsidiaries or affiliates from any such entity, unless the Company shall consent in writing thereto.

  6.2  NON-COMPETITION.  During Executive's employment hereunder and for one (1)
       ---------------
year after the termination of Executive's employment hereunder for cause, Executive will not, directly or indirectly, for any reason, for his own account, or on behalf of or together with any other person, be engaged as an officer, director, employee, independent contractor, consultant or advisor, or sales representative of any kind, or as an owner, co-owner, or other investor of or in, a business that provides securities brokerage, corporate finance, asset management, capital formation, investment banking, financial advisory, or other services in competition with the business engaged in by the Company within the continental United States on the date hereof or, to the extent permitted by and enforceable under applicable law, in which the Company is so engaged on the date of Executive's termination.

  Notwithstanding the foregoing, Executive may own and hold as a passive investment up to one percent (1%) of the outstanding capital stock of a competing entity if that class of capital stock is listed for trading or quotation on a national or regional stock exchange registered with the SEC or on The Nasdaq Stock Market.

  6.3  DAMAGES.   Because of the difficulty in measuring the economic losses
       -------
that may be incurred by the Company as a result of any breach by Executive of the covenants in Section 6.1, and because of the immediate and irreparable damage that could be caused to the Company for which it would have no other adequate remedy, Executive agrees that the Company may enforce the provisions of
Section 6.2 by any equitable or legal means, including seeking an appropriate injunction or restraining order against Executive if a breach of any of those provisions occurs.

  6.4  REASONABLE RESTRAINT.   The parties hereto each agree that Sections 6.2
       --------------------
and 6.3 impose a reasonable restraint on Executive in light of the position of Executive with the Company, the activities and business of the Company on the date hereof, and the current business plans of the Company (of which Executive acknowledges that he is aware).

  6.4  SEVERABILITY; REFORMATION.  The covenants in this Section 6 are severable
       -------------------------
and separate, and the unenforceability of any specific covenant in this Section 6 is not intended by any party hereto to, and shall not, affect the provisions of any other covenant in this Section 6. If any court of competent jurisdiction shall determine that the scope, time, or territorial restrictions set forth in
Section 6.2 are unreasonable as applied to Executive, the parties hereto acknowledge their mutual intention and agreement that those restrictions be enforced to the fullest extent the court deems reasonable, and thereby shall be reformed to that extent as applied to Executive.

  6.5  INDEPENDENT COVENANT.  All of the covenants in this Section 6 are
       --------------------
intended by each party hereto to be, and shall be construed as, an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of Executive against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of any covenant in this Section 6. It is specifically agreed that the period specified in Section 6.2 shall be computed by excluding from that computation any time during which Executive is in violation of any provision of
Section 6.2.

  6.6  MATERIALITY.  The Company and Executive hereby agree that this Section 6
       -----------
is a material and substantial part of this Agreement.


7.  TERMINATION OF EMPLOYMENT
    -------------------------

  7.1  BY COMPANY.  Executive's employment under this Agreement may be
       ----------
terminated by the Company at any time for cause.  For the purposes of this
Section 7.1, "cause" shall mean: (a) the conviction of Executive for an act or acts of dishonesty by Executive that constitutes a felony under applicable law and that subjects the Company to substantial loss or detriment, as determined by a majority of the members of the Board; (b) the imposition of disciplinary action against

Executive, pursuant to a final non-appealable action, by a regulatory body having disciplinary authority over members of Executive's profession, which disciplinary action prevents Executive from performing his duties hereunder for a period of not less than thirty-one (31) consecutive days and is determined by a majority of the members of the Board to have caused substantial loss or detriment to the Company; or (c) Executive's habitual neglect of, or refusal to perform, his duties under this Agreement, or deliberate and intentional disregard of lawful instructions from the Board; provided, however, that
                                                 --------  -------
Executive shall have received written notice of such alleged neglect, refusal, or disregard from the Board and shall have failed within thirty (30) days after the receipt of such notice to cure and correct such alleged neglect, refusal, or disregard (or to begin in good faith to effect such cure and correction if such cannot practically be completed within such 30-day period).

  If Executive's employment is terminated under this Section 7.1, the Company shall have no further obligation to Executive hereunder except to pay to him, in cash on the effective date of such termination, any amount accrued but unpaid hereunder as of the termination date and to permit Executive to exercise (within the 30-day period thereafter) the stock option described in Section 3.3 with respect to the number of shares for which the option has vested as of such termination date, and except that the rights of Executive (and the obligations of the Company) under Section 8 shall continue without regard to such termination. If Executive's employment is terminated by the Company for cause, as provided above, this Agreement shall terminate and neither party shall have any further obligation to the other, except as provided above, and except for Executive's agreements contained in Sections 5 and 6.

  7.2  BY DEATH.  If Executive dies, this Agreement shall terminate on the date
       --------
of Executive's death. In such event, the Company shall pay promptly to Executive's designated beneficiary or, if no designated beneficiary, to Executive's estate, any compensation or other amount earned or accrued as of the date of Executive's death but not yet paid and any other payments to which Executive is entitled pursuant to Section 3.1 and Section 4 hereof (as a result of transactions in process as of the date of Executive's death), and permit Executive's estate or legal representative to exercise (during the one-year period thereafter) any outstanding stock option with respect to the number of shares for which the option has vested and has not expired as of such date.

  7.3  BY DISABILITY.  If Executive becomes unable to perform his normal duties
       -------------
hereunder as a result of his incapacity due to physical or mental illness for a period of at least one hundred twenty (120) consecutive days, the Company shall have the option to terminate this Agreement upon the expiration of such period (the "Disability Date"). In such an event, the Company shall pay to Executive (within thirty (30) days thereof) all amounts accrued but unpaid as of the Disability Date and, in the manner and at the times set forth in Section 3.1 above, an amount equal to the difference between (a) the Base Salary payable for the remainder of the Term and (b) 1.4285714 times the sum of all payments made to Executive under any disability insurance coverage provided to him pursuant to
Section 4 hereof; and Executive shall continue to vest in, and remain entitled to exercise, any outstanding stock option in the manner and at the times otherwise set forth therein.

  7.4  BY DISCHARGE.  If Executive's employment under the terms of this
       ------------
Agreement is terminated by the Company for any reason other than cause, death, or disability (in any such case a "Discharge"), then (a) the Company shall pay to Executive, on the date of Discharge, a lump sum cash amount equal to the greater of (i) 12 months of Executive's Base Salary at the time of the Discharge and (ii) Executive's Base Salary, without regard to Cost of Living Adjustments, payable for the remainder of the Term; (b) the Company shall pay to Executive the amounts, and on the schedule, of bonus compensation under Section 3.2 that would be payable to Executive during the remainder of the Term in the absence of the Discharge; and (c) Executive shall immediately become fully vested in, and be entitled to exercise for a period of 90 days after the date of Discharge, all outstanding stock options not previously vested or exercised. Such payment shall be in addition to other payments, if any, to which Executive is entitled pursuant to Section 4 hereof, and the rights of Executive (and the obligations of the Company) under Section 8 shall continue without regard to such Discharge. No Discharge shall be permitted pursuant to this Section 7.4 unless approved by a majority of the members of the Board.

  7.5  BY EXECUTIVE.  If (a) the Company significantly reduces Executive's
       ------------
authority or duties as described in Section 1.1 (or Executive's standing within the Company as a function of Executive's relationships with the Board or with other members of management of the Company) other than at the direction of the New York Stock Exchange or similar regulatory authority with jurisdiction over the Company or any of its subsidiaries or (b) a change of control of the Company occurs that is not approved by Executive, then, in any such event, Executive may terminate this Agreement and such termination shall be treated as if it were a Discharge under Section 7.4; provided that the Board shall have received written
                             --------
notice from Executive of any reduction described in clause (a) above upon which Executive proposes to base a termination and the Company shall have failed within thirty (30) days thereafter to reverse the situation. For purposes hereof, "change of control" shall mean (c) the acquisition by a person or entity other than Executive or a now existing shareholder of the Company (or any affiliate of Executive or such a shareholder of the Company), whether in one or several transactions, by exchange, merger, consolidation, assignment, stock spin-off, stock split-up, or other transaction, of more than thirty-five percent (35%) of the voting stock of the Company, or of the right to vote or to direct the voting of such percentage of voting stock; or (d) a change in the membership of the Board of Directors of the Company such that a majority of the members are persons who are not Continuing Directors. For purposes of this Agreement, a "Continuing Director" is a person who is a member of the Board of Directors of the Company on the date hereof or a person who is elected as a director of the Company upon the nomination by or approval of a majority of the Continuing Directors in office.

8.  LEGAL EXPENSE REIMBURSEMENTS
    ----------------------------

  8.1  INDEMNIFICATION LEGAL EXPENSES.  Without limiting the scope of any
       ------------------------------
indemnification to which Executive is or may be entitled under applicable law or pursuant to the Company's Articles of Incorporation, Bylaws, or contract for indemnification of officers or directors of the Company, the Company shall indemnify and hold Executive harmless from and against the costs and expenses (including attorneys' fees and costs) of Executive's defense with respect to any suit, investigation, or other action or proceeding instituted or threatened against Executive by any person, agency, body, or other entity that is based on, arises out of, or is related to any position that Executive has or had with the Company or any of its subsidiaries or other affiliates or otherwise to the performance by Executive of any duty or responsibility under this Agreement.
To the maximum extent permitted by applicable law, the Company agrees to advance to Executive the amount of such costs and expenses as they are incurred by Executive (upon written request by Executive therefor, accompanied by reasonably detailed explanation of the basis for such advance(s)), and Executive agrees, to the extent that such agreement may be required by applicable law to permit such advances, to account to the Company for such advance(s), including to refund to the Company any such amount that it may ultimately be determined (according to applicable law) that Executive is not entitled to receive as indemnification or reimbursement for such costs and expenses as a result of the final disposition of the underlying suit, investigation, or other action or proceeding in respect of which such costs or expenses were incurred. The Company agrees to take such corporate action as may be necessary or advisable, if requested by Executive, to authorize, approve, or effectuate and implement the rights conferred upon Executive in this Section 8.1.

  8.2  DISPUTES RELATING TO AGREEMENT.  If (a) a Dispute (as hereinafter
       ------------------------------
defined) arises, and (b) either a court, governmental agency, or similar body of
                 ---
competent jurisdiction issues a final, nonappealable order, judgment or decree (a "Final Order"), or Executive and the Company reach a definitive settlement of the Dispute (a "Settlement"), that sustains the position in the Dispute taken by Executive prior to the Dispute Date (as hereinafter defined), then the Company
                                                              ----
shall reimburse Executive for his reasonable legal expenses actually incurred from and after the Dispute Date in connection with obtaining the Final Order or Settlement, to the extent such expenses exceeded any award for legal expenses contained in any such Final Order. For purposes hereof, the "Dispute Date" shall be ten (10) business days after the date upon which Executive delivers to the Company, in accordance with Section 9.7, written notice setting forth the particulars of a matter covered by this Agreement about which Executive and the Company disagree (the "Dispute") and stating his intention to seek legal counsel for assistance regarding such matter. Except as expressly set forth above, the Company undertakes no obligation to advance, reimburse, or otherwise pay or assume any expense of Executive incurred in interpreting or enforcing this Agreement.

  8.3  SURVIVAL.  The provisions of this Section 8 shall survive any termination
       --------
of Executive's employment or of this Agreement.

9.  MISCELLANEOUS
    -------------

  9.1  ASSIGNMENT.  This Agreement is personal in nature and may not be assigned
       ----------
by either party without the express written consent of the other party; provided, however, that the provisions of this Agreement shall inure to the
--------  -------
benefit of and be binding upon each successor of the Company, whether by merger, consolidation, transfer of all or substantially all assets, or otherwise.

  9.2  WAIVER.  The waiver by any party to this Agreement of a breach by the
       ------
other party of any of the provisions of this Agreement shall not operate as or be construed as a waiver of any different or subsequent breach.

  9.3  ENTIRE AGREEMENT.  This Agreement constitutes and expresses the entire
       ----------------
agreement of the parties with respect to the subject matter hereof.

  9.4  GOVERNING LAW.  This Agreement shall be governed by, and construed and
       -------------
enforced in accordance with, the laws of the State of Florida (without regard to its rules of conflicts of laws).

  9.5  NO THIRD PARTY BENEFICIARIES.  Nothing in this Agreement, whether
       ----------------------------
express or implied, is intended to or shall be construed to confer upon or give any person not a party hereto any rights or remedies hereunder, whether as a third-party beneficiary or otherwise.

  9.6  SEVERABILITY.  Should any clause or any other portion of this Agreement
       ------------
be determined to be void or unenforceable for any reason, such determination shall not affect the validity or enforceability of any other clause or portion of this Agreement, all of which shall remain in full force and effect, unless the result of any such invalidity or unenforceability shall be to cause a material failure of consideration to the party seeking to sustain the validity or enforceability of the subject provision.

  9.7  NOTICES.  All notices and other communications hereunder shall be deemed
       -------
to have been duly given on the date of receipt if delivered personally or three
(3) business days after deposit in the United States Mail, if in writing and sent to the Company at its address provided following its signature to this Agreement (Attention: [See Rider 9.7]), or to Executive at the address provided following his signature to this Agreement, as the case may be, or to such other address as one party shall have given to the other in accordance with this provision.

  9.8  EFFECT OF CAPTIONS AND HEADINGS.  The captions and headings contained
       -------------------------------
herein are for convenience only, do not constitute a part of this Agreement, and shall not be used in construing it.

  IN WITNESS WHEREOF, the parties have executed this Agreement, as an instrument under seal, as of the day and year first written above.

[SEAL]                                       "Company"

Attest:                                      JW GENESIS FINANCIAL, CORP.

                                             By:
------------------------------------            -------------------------------
Secretary or Assistant Secretary                --------------
                                                --------------
                                             Address: 980 North Federal Highway
                                                      Suite 210
                                                      Boca Raton, Florida  33432


                                                      "Executive"

                                                                          (SEAL)
                                             -----------------------------

                                             Address:
                                                     --------------------------
                                                     --------------------------
                                                     --------------------------

                                   Rider 1.1
                                   ---------


Leeds = The Company hereby enters into this Agreement to evidence and provide for the employment of Executive as Chairman of the Board and President and Chief Executive Officer of the Company. Consistent with the policies, guidelines, and directives established or promulgated by the Board of Directors of the Company (the "Board"), Executive shall be in complete charge of all operations of the Company, with authority and responsibility for formulating and directing the implementation of policies for the management of such operations. Executive shall only be required to report directly to the Board. Executive agrees to serve, without additional compensation, in a similar executive capacity with subsidiaries of the Company and in such other executive capacities as may be designated by the Board consistent with the positions, responsibilities, and authority of Executive hereunder.

STAPLETON = The Company hereby enters into this Agreement to evidence and provide for the employment of Executive as Chief Operating Officer of the Company and President of its institutional services subsidiary, Genesis Merchant Group Securities LLC ("Genesis Securities"). Consistent with the policies, guidelines, and directives established or promulgated by the Board of Directors of the Company (the "Board"), Executive shall be in charge of the operations of Genesis Securities and of supervising and coordinating such operations with the activities of the Company's other business divisions and shall be consulted by the Chief Executive Officer of the Company in connection with the development, establishment, and implementation of policy and strategic initiatives for the Company. Executive shall only be required to report directly to the Chief Executive Officer of the Company and the Board of Directors of Genesis Securities. Executive agrees to serve, without additional compensation, in a similar executive capacity with subsidiaries of the Company and in such other executive capacities as may be designated by the Board consistent with the positions, responsibilities, and authority of Executive hereunder.

MARKS = The Company hereby enters into this Agreement to evidence and provide for the employment of Executive as Executive Vice President and Chief Financial Officer of the Company. Consistent with the policies, guidelines, and directives established or promulgated by the Board of Directors of the Company (the "Board"), Executive shall be responsible for financial affairs, including financial reporting, banking relationships, financial planning and budgeting, accounting, financial controls, and related functions of the Company, and, together with the Chief Executive Officer of the Company, shall be directly involved in the development and establishment of policy and strategic initiatives for the Company. Executive shall only be required to report directly to the Chief Executive Officer. Executive agrees to serve, without additional compensation, in a similar executive capacity with subsidiaries of the Company and in such other executive capacities as may be designated by the Board consistent with the positions, responsibilities, and authority of Executive hereunder.

                                   RIDER 1.3
                                   ---------

STAPLETON

  1.3  RESIDENCE.  Nothing contained herein shall require Stapleton to change
       ---------
his place of residence from the environs of San Francisco, California during the Term (defined below).

                                   Rider 3.1A
                                   ----------

LEEDS = $ 500,000
STAPLETON = $ 250,000
MARKS = $ 250,000

                                   RIDER 3.1B
                                   ----------


STAPLETON = COLA Adjustments shall be for San Francisco, California not US City Average.


                                   RIDER 3.2A
                                   ----------


Leeds = [50] %
STAPLETON = [28.5] %
MARKS = [21.5]%

                                   Rider 3.2B
                                   ----------

LEEDS = [35] %
STAPLETON = [20] %
MARKS = [5]%



                                   RIDER 3.4
                                   ---------

LEEDS = Not Applicable
[STAPLETON = Executive and]
MARKS = Not Applicable

                                   RIDER 4.1
                                   ---------

LEEDS = [and the Company shall pay the premiums on a term life insurance policy, paying benefits of not less than $1,000,000, obtained and owned by Executive covering his life, and with such beneficiaries thereunder as Executive may choose to name from time to time]

STAPLETON = Not Applicable

MARKS = Not Applicable


                                   RIDER 4.2
                                   ---------

LEEDS = Without limiting the provisions of the foregoing paragraph, the Company also shall: (a) provide to Executive a monthly automobile allowance of not less than Seven Hundred Fifty Dollars ($750.00) to be used by Executive to purchase, lease, or rent (in Executive's discretion) an automobile; (b) provide to Executive a mobile telephone and mobile telephone service; (c) reimburse Executive for expenses relating to Executive's use of the automobile for Company business, including, without limitation, insurance, maintenance, fuel and other such associated expenses, and for entertainment and other expenses incurred by Executive in connection with or related to the Company's business (or the advancement or development thereof); and (d) provide Executive with an annual allowance of $10,000 to be used by Executive, in his discretion, to pay the costs of financial, legal, or tax planning services obtained by Executive from advisors of Executive's own selection or the costs of other programs, events, or activities deemed by Executive to be appropriate or desirable in light of Executive's standing in the community as a senior officer of an important business. Executive shall submit appropriate records relating to such expenses to receive reimbursement from the Company for such expenses, in accordance with the Company's policy for senior executive officers; the Company acknowledges that an extensive amount of business related travel will be required by Executive to perform his duties hereunder.

STAPLETON = Not Applicable

MARKS = Not Applicable


                                   RIDER 6.1A
                                   ----------

LEEDS = $40,000
STAPLETON = $20,000
MARKS = $20,000

                                   RIDER 6.1B
                                   ----------

LEEDS = $40,000
STAPLETON = $20,000
MARKS = $20,000

                                   RIDER 9.7
                                   ---------

LEEDS = Philip K. Stapleton
STAPLETON = Joel E. Marks
MARKS = Philip K. Stapleton